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NEWS
FOR IMMEDIATE RELEASE                             From MasTec, Inc.
JANUARY 30, 1997                                  3155 N.W. 77th Avenue
                                                  Miami, Florida 33122-1205
                                                  Tel :  (305) 599-1800
                                                  Fax :  (305) 406-1908
                                                  For more information contact:
                                                  Edwin D. Johnson,
                                                  Chief Financial Officer


                  MASTEC ANNOUNCES THAT IT HAS FILED A LISTING
                  APPLICATION WITH THE NEW YORK STOCK EXCHANGE

        MIAMI, FL - MasTec, Inc. (NASDAQ:MASX) announced today that it has filed a listing application with the New York Stock Exchange (NYSE) and has been informed by the NYSE that the company meets the eligibility requirements for listing its Common Stock. The Company said trading of its Common Stock on the NYSE is anticipated to begin on February 14, 1997 under the new trading symbol "MTZ."

        "MasTec's listing on the New York Stock Exchange is a significant event that we believe will provide greater liquidity, reduced volatility, tighter quotation spreads and a larger worldwide market for our stockholders," stated Jorge Mas, President and Chief Executive Officer. "This step continues our efforts to provide the greatest value for the company and its stockholders."

        The company recently announced a three-for-two stock split in the form of a stock dividend to be paid on February 28, 1997 for stockholders of record on February 3, 1997.

        Opening the Lines of Communication(R) worldwide, MasTec is one of the world's leading telecommunications and related infrastructure service providers, serving clients throughout the United States and in Spain, Latin America, the Caribbean and the Pacific Rim. For more information on MasTec, please see our Web page at HTTP://WWW.MASTEC.COM.

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